Exhibit 10.2

To:	HSH Nordbank AG Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany
Dear Sirs
8 January 2010
Facility Agreement dated 1 February 2007 (as amended by supplemental agreements dated 15 November 2007, 24 December 2007 and 23 March 2009, the “Facility Agreement”) made between ourselves as borrower, yourselves and Commerzbank AG in relation to a term loan of US$280,000,000 and a revolving credit facility of up to US$120,000,000.
We refer to the Facility Agreement.
Words and expressions defined in the Facility Agreement will have the same meaning when used in this letter.
Pursuant to our request that you release and discharge the Mortgage over “NAVIOS HYPERION” on the terms set out in this letter, for good and valuable consideration, we hereby irrevocably and unconditionally confirm and agree:-
1.	that as a condition precedent to the release of the Mortgage we shall credit to the Retention Account the sum of USD26,640,643.59. The balance on the Retention Account (excluding the sums standing to the credit thereof in relation to the monthly retentions made pursuant to Clause 14 of the Facility Agreement) will then be USD117,518,552.59 (the “Pledged Amount”);

2.	the amount to be released to us from the Pledged Amount upon execution of a Mortgage over a Substitute Vessel shall be in an amount so that the ratio of the aggregate of the Loan and the Revolving Facility to the Security Value immediately after such release from the Pledged Amount is the same as the Required Ratio;

3.	“Required Ratio” means the largest of the following
(a)	the ratio of the aggregate of the Loan and the Revolving Facility immediately prior to the sale of “NAVIOS HYPERION” to the Security Value on that date;

(b)	the ratio of the aggregate of the Loan and the Revolving Facility on the date of execution of a Mortgage over the said Substitute Vessel to the Security Value on that date;

(c)	the ratio of the aggregate of the Loan and the Revolving Facility immediately prior to the sale of ten Vessels on 2 November 2009 to the Security Value at that time; and

(d)	the ratio of the Aggregate Loan Amount to Security Value required under the Facility Agreement on the date on which the Substitute Vessel becomes a Mortgaged Vessel.
4.	The Facility Agreement shall be read and construed as if it had been amended by and in accordance with the terms of this letter.

5.	in case of conflict between the terms of this letter and the letter of 2 November 2009 addressed by us to yourselves in relation to Substitute Vessels, the terms of this letter shall apply.
All other terms of the Facility Agreement shall remain in full force and effect.
This letter shall be governed by, and construed in accordance with, English law.
Yours faithfully
/s/ Vasiliki Papaefthymiou
Vasiliki Papaefthymiou
for and on behalf of
NAVIOS MARITIME HOLDINGS INC.
CONFIRMED AND AGREED
/s/ Robin Parry
Robin Parry
HSH NORDBANK AG
January 2010

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